SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2008
Commission File Number: 1-5273-1

Sterling Bancorp
(Exact name of registrant as specified in charter)

New York	13-256216
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

650 Fifth Avenue, New York, New York	10019-6108
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code — (212) 757-3300
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification of the Rights of Security Holders
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.2: WARRANT
EX-10.1: LETTER AGREEMENT
EX-10.2: FORM OF WAIVER
EX-10.3: FORM OF LETTER AGREEMENT

Item 3.02 Unregistered Sales of Equity Securities.
On December 23, 2008, Sterling Bancorp (the “Company”) issued and sold, and the United States Department of the Treasury (the “U.S. Treasury”) purchased, (1) 42,000 shares (the “Preferred Shares”) of the Company’s Fixed Rate Cumulative Perpetual Preferred Shares, Series A, liquidation preference of $1,000 per share, and (2) a ten-year warrant (the “Warrant”) to purchase up to 516,817 shares of the Company’s common shares, par value $1.00 per share (“Common Stock”), at an exercise price of $12.19 per share, for an aggregate purchase price of $6.3 million in cash upon exercise of the Warrant in full. Cumulative dividends on the Preferred Shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter. The securities, which were issued in a private placement exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof, have not been registered under that Act and may not be offered or sold in the United States absent such registration or an applicable exemption therefrom.
The Letter Agreement, dated December 23, 2008 (including the Securities Purchase Agreement - Standard Terms incorporated by reference therein) (the “Purchase Agreement”), between the Company and the U.S. Treasury, pursuant to which the Preferred Shares and the Warrant were sold, limits the payment of dividends on the Common Stock to the current quarterly cash dividend of $0.19 per share, limits the Company’s ability to repurchase its Common Stock, grants the holders of the Preferred Shares, the Warrant and the Common Stock to be issued under the Warrant certain registration rights and subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (“EESA”).
As a condition to the closing of the transaction, each of the Company’s Senior Executive Officers (as defined in the Purchase Agreement) (the “Senior Executive Officers”) (i) executed a waiver voluntarily waiving any claim against the Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by the U.S. Treasury under the TARP Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the U.S. Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program; and (ii) entered into a letter agreement with the Company amending the Benefit Plans with respect to such Senior Executive Officer as may be necessary, during the period that the U.S. Treasury owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, as necessary to comply with Section 111(b) of the EESA.
The Purchase Agreement, the form of Warrant and the forms of Waiver and Letter Agreement executed by the Senior Executive Officers are included as exhibits to this Current Report on Form 8-K and are incorporated by reference into this Item 3.02 and Items 3.03 and 5.02, and the Certificate of Amendment with respect to the Preferred Shares, which was filed as an exhibit to the Company’s Current Report on Form 8-K dated December 18, 2008, is also incorporated by reference into this Item 3.02 and Items 3.03 and 5.02. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.
Item 3.03 Material Modification of the Rights of Security Holders.
The information set forth under “Item 3.02 Unregistered Sales of Equity Securities” is incorporated by reference into this Item 3.03.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) The information set forth under “Item 3.02 Unregistered Sales of Equity Securities” is incorporated by reference into this Item 5.02.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are being filed as part of this Current Report on Form 8-K:
3.1	Certificate of Amendment of the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 18, 2008).

3.2	Warrant to Purchase up to 516,817 shares of Common Stock.

10.1	Letter Agreement, dated December 23, 2008, including the Securities Purchase Agreement — Standard Terms incorporated by reference therein, between the Company and the U.S. Treasury.

10.2	Form of Waiver, executed by each of Louis J. Cappelli, John C. Millman, John W. Tietjen, Howard M. Applebaum and Eliot Robinson.

10.3	Form of Letter Agreement, executed by each of Louis J. Cappelli, John C. Millman, John W. Tietjen, Howard M. Applebaum and Eliot Robinson.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sterling Bancorp (Registrant)
Date: December 30, 2008	By:	/s/ John W. Tietjen
	Name:	John W. Tietjen
	Title:	Executive Vice President and Chief Financial Officer